AMENDMENT TO
SECURITIES PURCHASE AGREEMENT

THIS AMENDMENT TO SECURITIES PURCHASE AGREEMENT (this "SPA Amendment") is dated as of this 9th day of July, 2008 among Elizabeth Plaza ("Purchaser"), and each of the sellers listed on Exhibit A of the Securities Purchase Agreement described in greater detail herein (collectively, the "Sellers" and individually, a "Seller").

RECITALS

WHEREAS, the Sellers are the owners of three year warrants to purchase shares of common stock, par value $0.0001 of Pharma-Bio Serv, Inc., a Delaware corporation (the "Company"); and

WHEREAS, the Sellers and Purchaser entered into that certain Securities Purchase Agreement dated December 12, 2007 (the "SPA") pursuant to which Purchaser had agreed to purchase warrants to purchase an aggregate of Four Hundred Sixty Six Thousand, Six Hundred Sixty Seven (466,667) shares of common stock, par value $0.0001 (the "Warrants") of the Company in consideration for $0.77 per Warrant; and

WHEREAS, the Sellers and Purchaser desire to amend the SPA by entering into this SPA Amendment.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

TERMS

1.  Definitions. Capitalized terms used herein and not defined herein shall have the meaning ascribed to such term as set forth in the SPA and all references to Sections, shall mean the Sections of the SPA unless reference is made to another document. Capitalized terms used herein and defined herein shall be substituted for any identical capitalized terms in the SPA.

2.  Amendment to Agreement. The SPA shall be amended as follows:

2.1  Section 1.2. Section 1.2 is deleted in its entirety and amended as follows:

"1.2 Consideration. The purchase price for the Warrants (the "Purchase Price") shall be $0.77 per Warrant and an aggregate of Three Hundred Fifty Nine Thousand, Three Hundred and Thirty Three and 59/100 Dollars ($359,333.59) for all Warrants, paid in accordance with the amounts set forth on Exhibit A attached hereto."

2.2  Section 2.4. Section 2.4 is deleted in its entirety and amended as follows:

"2.4. Delivery by Purchaser. At or prior to the Closing, Purchaser shall deliver to each of the Sellers the Purchase Price for the Warrants purchased by Purchaser from such Seller in the manner and in such amounts set forth on Exhibit A attached hereto."

2.3  Schedule A; Exhibit B. Schedule A and Exhibit B are deleted in their entirety.

3.  Full Force and Effect. Except as specifically amended, modified or supplemented by this Amendment, the Agreement, as amended, shall remain unchanged and in full force and effect.

4.  Counterparts. This Amendment may be executed in any number of counterparts and by facsimile, each of which shall be deemed an original and all the counterparts taken together shall be deemed to constitute one and the same instrument.

5.  Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to its conflict of laws principles, and shall be subject to the terms and provisions of the Agreement, as amended hereby.

[Signatures on following page]

IN WITNESS WHEREOF, the Sellers and Purchaser have caused this Amendment to be duly executed by an authorized representative, as of the date first above written.

PURCHASER:

/s/ Elizabeth Plaza
Name: Elizabeth Plaza
363 Dorado Beach East
Dorado, Puerto Rico 00646

THE SELLERS:

SAN JUAN HOLDINGS, INC.

By:/s/ Addison M. Levi III
Name: Addison M Levi III
Title: Principal

/s/ Nathan Renov custodian for Akiva Perlysky
Name: Nathan Renov, custodian for Akiva Perlysky

/s/ Nathan Renov custodian for Akiva Perlysky
Name: Nathan Renov, custodian for Avigail Perlysky

/s/ Tova Katz custodian for Benji Renov
Name: Tova Katz, custodian for Benji Renov

/s/ Jonathan Turkel
Name: Jonathan Turkel

/s/ Leonard Katz
Name: Leonard Katz